Exhibit 99.1
FactSet Research Systems Inc.
601 Merritt 7
Norwalk, Connecticut 06851
203.810.1000 / 203.810.1001 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Results for the Fourth Quarter of Fiscal 2012
•	ASV advanced $31.9 million. Excluding the StreetAccount acquisition, ASV increased $20.4 million.
•	Diluted EPS was $1.08, up 13% when excluding a stock-based compensation charge recorded in the year ago quarter
•	Excluding StreetAccount, client count rose by 57, the largest quarterly growth since 2006
•	Free cash flow was $51 million during the fourth quarter and $209 million for the full fiscal 2012 year, up 18% over last year

NORWALK, Conn., September 25, 2012 - FactSet Research Systems Inc. (NYSE:FDS) (NASDAQ:FDS), a leading provider of integrated financial information and analytical applications to the global investment community, today announced its results for the fourth quarter of fiscal 2012.

GAAP Results
For the quarter ended August 31, 2012 revenues increased to $207.7 million, up 8% compared to the prior year. Included in this total was $1.8 million from the acquisition of StreetAccount on June 29, 2012. Operating income for the fourth quarter rose to $70.6 million from $59.0 million in the same period of fiscal 2011. Net income advanced to $48.5 million compared to $40.9 million a year ago. Diluted earnings per share increased to $1.08, up from $0.88 in the same period of fiscal 2011. The year ago fourth quarter results include a pre-tax stock-based compensation charge of $5.4 million or $0.08 per diluted share. The acquisition of StreetAccount did not have an impact on FactSet’s fiscal 2012 fourth quarter diluted earnings per share.

Consolidated Statements of Income

(Condensed and Unaudited)	Three Months Ended August 31,			Twelve Months Ended August 31,
(In thousands, except per share data)	2012	2011	Change	2012	2011	Change
Revenues	$207,663	$191,939	8.2%	$805,793	$726,510	10.9%
Operating income	70,627	58,990	19.7%	272,990	238,335	14.5%
Provision for income taxes	22,547	18,304	23.2%	85,896	67,912	26.5%
Net income	$48,539	$40,880	18.7%	$188,809	$171,046	10.4%
Diluted earnings per share	$1.08	$0.88	22.7%	$4.12	$3.61	14.1%
Diluted weighted average shares	45,152	46,595		45,810	47,355

“FactSet continues to generate shareholder value as illustrated by our double-digit EPS growth in the quarter,” says Philip Hadley, Chairman and CEO. “Investments in our products have helped us expand market share. We added 57 net new clients and 1,100 new users in the past three months. We were also pleased to acquire StreetAccount in June 2012, a leader in timely and informative news summaries for the investment community.”

Annual Subscription Value (“ASV”)
ASV advanced $20.4 million organically during the quarter. Including $11.4 million from the acquisition of StreetAccount, ASV increased $31.9 million over the last three months. ASV totaled $843 million at August 31, 2012, up 7% organically over the prior year. Of this total, 81% is derived from buy-side clients and the remainder is from the sell-side firms who perform M&A advisory work and equity research. ASV at any given point in time represents the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Financial Highlights – Fourth Quarter of Fiscal 2012
•	ASV from U.S. operations was $572 million and $271 million was related to international operations.
•	U.S. revenues were $141.4 million, up 7% from the year ago quarter.
•	Non-U.S. revenues rose 10% to $66.3 million as compared to the same period in fiscal 2011.
•	Operating margin was 34.0% for the quarter.
•	Quarterly free cash flow was $51 million.
•	Cash and investments were $203 million at August 31, 2012.
•	The effective tax rate was 31.7% as compared to 30.9% a year ago.

Operational Highlights – Fourth Quarter of Fiscal 2012
•
Client count was 2,392 at August 31, a net increase of 57 clients during the quarter, excluding StreetAccount. This net client increase represents the largest quarterly organic growth since the fourth quarter of fiscal 2006.

•	Annual client retention was greater than 95% of ASV and 92% when expressed as a percentage of clients.
•	Over the past three months, users increased by 1,100 to 49,500, excluding StreetAccount.
•	Employee count was 5,735 at August 31, an increase of 280 employees during the quarter.
•	Capital expenditures were $5.7 million.
•	A regular quarterly dividend of $13.7 million or $0.31 per share was paid on September 18, 2012 to common stockholders of recorded as of August 31, 2012.
•	The Company repurchased 710,000 shares for $65.8 million during the fourth quarter. At August 31, 2012, $190 million remains authorized for future repurchases.
•	Common shares outstanding were 44.3 million at August 31, 2012.

Fiscal 2012 Highlights
•	Revenues increased 11% to $806 million.
•	Diluted earnings per share rose 14% to $4.12.
•	Free cash flow generated over the last twelve months was $209 million, up 18%.
•	Accounts receivable decreased $1 million over the last twelve months while organic ASV is up $53 million over the same period, reflecting an improvement in DSO from 35 to 32 days.
•	Users of FactSet advanced by 1,400 professionals since August 31, 2011.
•	A net increase of 155 clients over the last twelve months compared to 127 last year.
•	Employee count rose 9% to 5,735, up 484 employees from a year ago.
•
FactSet increased its quarterly dividend 15% from $0.27 to $0.31 per share in May 2012. This is the 7th consecutive year that FactSet’s annual dividend has been increased by more than 10%, resulting in a five year dividend growth rate of 21%.

StreetAccount Acquisition
On June 29, 2012, FactSet acquired StreetAccount LLC (“SA”) to complement the Company's news offering with distilled and crucial market moving information for buy-side and sell-side institutions. Founded in 2003, SA is known for its timely and informative news summaries and provides investment professionals with an efficient method for managing news flow. The StreetAccount service includes real-time company updates, portfolio and sector filtering, email alerts, and market summaries.  Content is written by financial professionals and can be customized for portfolio, index, sector, market, time of day (i.e., Overnight Summaries), and category (i.e., Top Stories, Market Summaries, Economic, M&A). At the time of acquisition, SA had annual subscriptions of $11.4 million. The acquisition of SA did not have an impact on FactSet’s fourth quarter diluted earnings per share and is not expected to have a material impact on the Company’s fiscal 2013 diluted earnings per share.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of September 25, 2012. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

First Quarter Fiscal 2013 Expectations
•	Revenues are expected to range between $210 million and $213 million.
•	Operating margin is expected to range between 33.5% and 34.0%.
•	The effective tax rate is expected to range between 31.5% and 32.5%.
•	GAAP diluted EPS should range between $1.10 and $1.12, which represents year over year growth of 11% and 13% at each end of the range.

Full Year Fiscal 2013
•	The full year fiscal 2013 guidance for capital expenditures, net of landlord contributions, is $20 million to $28 million.
•	The annual effective tax rate is expected to range between 31.5% and 32.5%.

Conference Call
The Company will host a conference call today, September 25, 2012, at 11:00 a.m. (EDT) to review the fourth quarter fiscal 2012 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

Forward-looking Statements
This news release contains forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company's strategy for growth, product development, market position, subscriptions, expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like "expected," "anticipates," "plans," "intends," "projects," "should," "indicates," "continues," "subscriptions" and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K and quarterly reports on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the current status of the global economy; the ability to integrate newly acquired companies and businesses; the stability of global securities markets; the ability to hire qualified personnel; the maintenance of the Company's leading technological position; the impact of global market trends on the Company's revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; the retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

About Non-GAAP Financial Measures
Financial measures in accordance with generally accepted accounting principles (“GAAP”) including diluted earnings per share have been adjusted to report non-GAAP financial measures. These measures exclude stock-based compensation expense and amortization of intangible assets. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the businesses. The Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Investors may benefit from referring to these non-GAAP financial measures in assessing the Company’s performance and when planning, forecasting and analyzing future periods and may also facilitate comparisons to its historical performance. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see page 7 of this release.

About Non-GAAP Free Cash Flow
The GAAP financial measure, cash flows provided by operating activities, has been adjusted to report non-GAAP free cash flow that includes the cash cost for taxes and changes in working capital, less capital expenditures. Included in the just completed fourth quarter was $57 million of net cash provided by operations and $5.7 million of capital expenditures. The presentation of free cash flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. FactSet uses this financial measure, both in presenting its results to stockholders and the investment community, and in the Company’s internal evaluation and management of the businesses. Management believes that this financial measure is useful to investors because it permits investors to view the Company’s performance using the same metric that management uses to gauge progress in achieving its goals and is an indication of cash flow that may be available to fund further investments in future growth initiatives.

About FactSet
FactSet, a leading provider of financial information and analytics, helps the world’s best investment professionals outperform.  More than 49,000 users stay ahead of global market trends, access extensive company and industry intelligence, and monitor performance with FactSet’s desktop analytics, mobile applications, and comprehensive data feeds. The Company was named the 2012 Best Research Provider at the Inside Market Data and Inside Reference Data Awards and has been included in FORTUNE's Top 100 Best Companies to Work For, the United Kingdom’s Great Places to Work and France’s Best Workplaces. FactSet is listed on the New York Stock Exchange and NASDAQ (NYSE:FDS) (NASDAQ:FDS). Learn more at www.factset.com, and follow us on Twitter: www.twitter.com/factset.

FactSet Research Systems Inc.
Consolidated Statements of Income - Unaudited

	Three Months Ended August 31,		Twelve Months Ended August 31,
(In thousands, except per share data)	2012	2011	2012	2011

Revenues	$207,663	$191,939	$805,793	$726,510

Operating expenses
Cost of services	72,295	65,477	275,537	244,623
Selling, general and administrative	64,741	67,472	257,266	243,552
Total operating expenses	137,036	132,949	532,803	488,175

Operating income	70,627	58,990	272,990	238,335
Other income	459	194	1,715	623
Income before income taxes	71,086	59,184	274,705	238,958

Provision for income taxes	22,547	18,304	85,896	67,912
Net income	$48,539	$40,880	$188,809	$171,046

Diluted earnings per common share	$1.08	$0.88	$4.12	$3.61

Diluted weighted average common shares	45,152	46,595	45,810	47,355

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition - Unaudited

(In thousands)	August 31, 2012	August 31, 2011

ASSETS
Cash and cash equivalents	$189,044	$181,685
Investments	13,919	-
Accounts receivable, net of reserves	74,251	75,004
Prepaid taxes	2,485	-
Deferred taxes	5,085	4,008
Prepaid expenses and other current assets	14,341	12,473
Total current assets	299,125	273,170
Property, equipment, and leasehold improvements, net	76,530	81,620
Goodwill	245,791	228,265
Intangible assets, net	43,371	46,310
Deferred taxes	23,113	20,166
Other assets	6,213	7,909
TOTAL ASSETS	$694,143	$657,440

LIABILITIES
Accounts payable and accrued expenses	$27,680	$24,603
Accrued compensation	41,274	41,536
Deferred fees	30,495	28,252
Taxes payable	-	2,867
Dividends payable	13,727	12,165
Total current liabilities	113,176	109,423
Deferred taxes	2,593	3,712
Taxes payable	5,464	7,204
Deferred rent and other non-current liabilities	20,646	21,913
TOTAL LIABILITIES	$141,879	$142,252

STOCKHOLDERS’ EQUITY
Common stock	$456	$614
Additional paid-in capital	137,569	432,538
Treasury stock, at cost	(122,749)	(824,382)
Retained earnings	559,714	912,078
Accumulated other comprehensive loss	(22,726)	(5,660)
TOTAL STOCKHOLDERS’ EQUITY	552,264	515,188
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$694,143	$657,440

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows - Unaudited

(In thousands)	Twelve Months Ended August 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$188,809	$171,046
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	33,779	36,847
Stock-based compensation expense	21,982	25,773
Deferred income taxes	(3,760)	(1,806)
Gain on sale of assets	-	(22)
Tax benefits from share-based payment arrangements	(11,159)	(18,331)
Changes in assets and liabilities, net of effects of acquisition
Accounts receivable, net of reserves	2,083	(15,311)
Accounts payable and accrued expenses	9	715
Accrued compensation	519	(7,882)
Deferred fees	(2,573)	3,219
Taxes payable, net of prepaid taxes	4,209	20,387
Prepaid expenses and other assets	(445)	(6,579)
Deferred rent and other non-current liabilities	(905)	(483)
Other working capital accounts, net	(583)	(437)
Net cash provided by operating activities	231,965	207,136

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(21,329)	-
Purchases of investments	(15,000)	-
Purchases of property, equipment and leasehold improvements, net of proceeds from dispositions	(22,520)	(29,343)
Net cash used in investing activities	(58,849)	(29,343)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(49,983)	(43,949)
Repurchase of common stock	(153,641)	(216,584)
Proceeds from employee stock plans	33,747	43,079
Tax benefits from share-based payment arrangements	11,159	18,331
Net cash used in financing activities	(158,718)	(199,123)

Effect of exchange rate changes on cash and cash equivalents	(7,039)	7,274

Net increase (decrease) in cash and cash equivalents	7,359	(14,056)

Cash and cash equivalents at beginning of period	181,685	195,741
Cash and cash equivalents at end of period	$189,044	$181,685

Non-GAAP Financial Measures
Financial measures in accordance with GAAP including diluted earnings per share have been adjusted to report non-GAAP financial measures. FactSet uses these non-GAAP financial measures, both in presenting its results to stockholders and the investment community, and in its internal evaluation and Company believes that these financial measures and the information they provide are useful to investors because it permits investors to view the Company’s performance using the same tools that management uses to gauge progress in achieving its goals. Non-GAAP measures may also facilitate comparisons to FactSet’s historical performance.

(Unaudited)	Three Months Ended August 31,
	2012	2011	Change

GAAP Diluted earnings per common share	$1.08	$0.88
Incremental stock-based compensation, net of tax (a)	-	0.08
Sub-total	$1.08	$0.96	13%
Stock-based compensation, net of tax (b)	0.07	0.07
Amortization of intangible assets from acquisitions, net of tax	0.03	0.03
Non-GAAP diluted earnings per share	$1.18	$1.06	11%

For the purposes of calculating the non-GAAP measures above, stock-based compensation expense and amortization of intangible assets are taxed at the effective tax rates. For the three months ended August 31, 2012, the effective tax rate was 31.7%. For the three months ended August 31, 2011, the effective tax rate was 30.9%.

(a)
To add-back a stock-based compensation charge of $0.08 per diluted share related to an increase in the estimated number of performance-based options that will vest. The revised estimate reflected a higher performance level than previously estimated and accordingly, increased the number of performance-based options that will vest and be expensed.

(b)	Stock-based compensation, net of tax, during each quarterly period when excluding non-recurring charges.